Exhibit 99.1

ALBUQUERQUE, N.M.
April 28, 2022

PNM Resources Reports First Quarter 2022 Results
2022 and 2023 Ongoing Earnings Guidance Affirmed

•2022 First Quarter GAAP earnings of $0.19 per diluted share
•2022 First Quarter ongoing earnings of $0.50 per diluted share
•Affirmed ongoing earnings guidance ranges of $2.50 - $2.60 for 2022 and $2.60 - $2.75 for 2023

PNM Resources (In millions, except EPS)

	Q1 2022	Q1 2021
GAAP net earnings attributable to PNM Resources	$16.0	$17.6
GAAP diluted EPS	$0.19	$0.20
Ongoing net earnings	$43.3	$27.8
Ongoing diluted EPS	$0.50	$0.32

PNM Resources (NYSE: PNM) today released its 2022 first quarter results. In addition, management affirmed its 2022 consolidated ongoing earnings guidance of $2.50 to $2.60 per diluted share and its 2023 consolidated ongoing earnings guidance of $2.60 to $2.75 per diluted share.

“First quarter results reflect a strong start to the year as we execute our business plan to invest in critical infrastructure and deliver clean energy,” said Pat Vincent-Collawn, PNM Resources chairman, president and CEO. “Our customers and communities remain at the heart of our plans and we will continue to move forward on our clean energy transition and investment plans to provide safe, reliable, sustainable energy for generations to come.”

UPDATE ON MERGER

On January 3, 2022, PNM Resources and AVANGRID announced an amendment and extension of their merger agreement through April 20, 2023, and an appeal of the NMPRC decision with the New Mexico Supreme Court. On February 2, 2022, the companies filed their Statement of Issues in the appeal.
On April 7, 2022, the companies filed a Brief-in-Chief, providing the legal arguments on these issues. The briefing schedule also includes an answer brief from the New Mexico Public Regulation Commission, followed by the companies’ response brief. There is no statutory deadline for the Court to act.

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SEGMENT REPORTING OF 2022 FIRST QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the PNM Resources holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q1 2022	Q1 2021	Q1 2022	Q1 2021
PNM	$0.05	$0.22	$0.35	$0.27
TNMP	$0.18	$0.10	$0.18	$0.10
Corporate and Other	($0.04)	($0.12)	($0.03)	($0.05)

Consolidated PNM Resources	$0.19	$0.20	$0.50	$0.32

Net changes to GAAP and ongoing earnings in the first quarter of 2022 compared to the first quarter of 2021 include:

•PNM: Higher transmission margins due to higher system demand and new customers, including the Western Spirit transmission contract, and increased retail sales volumes driven by colder temperatures increased earnings. These increases were partially offset by lower market performance of decommissioning and reclamation trusts, higher depreciation and property tax expense associated with new capital investments.

•TNMP: Rate recovery through Transmission Cost of Service (TCOS) and Distribution Cost of Service (DCOS) increases, load growth and colder temperatures throughout the quarter were partially offset by higher depreciation and property tax expense associated with new capital investments.

•Corporate and Other: Interest savings from the refinancing of debt in May 2021 reduced losses.

In addition, GAAP earnings decreased in the first quarter of 2022 when compared to the first quarter of 2021 resulting from a net increase in unrealized losses on investment securities for decommissioning and reclamation trusts, partially offset by lower merger related expenditures.

Additional materials with information on quarterly results are available at
http://www.pnmresources.com/investors/results.cfm.

FIRST QUARTER CONFERENCE CALL: 11 A.M. EASTERN THURSDAY, APRIL 28
PNM Resources will discuss these items during a live conference call and webcast on Thursday, April 28th at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Don Tarry, PNM Resources senior vice president and CFO.

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The conference call will be simultaneously broadcast and archived on our website at
http://www.pnmresources.com/investors/events-and-presentations. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10165440. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources first quarter earnings call”.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2021 consolidated operating revenues of $1.8 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to approximately 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 3.1 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by AVANGRID which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any remaining required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (iv) the risk that the proposed transaction could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-2.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended March 31, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$4,311	$15,060	$(3,380)	$15,991
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	30,912	—	—	30,912
Pension expense related to previously disposed of gas distribution business2b	614	—	—	614
Merger related costs2c	27	—	944	971
Total adjustments before income tax effects	31,553	—	944	32,497
Income tax impact of above adjustments[1]	(8,014)	—	(240)	(8,254)
Income tax impact of non-deductible merger related costs[3]	69	221	39	329
Timing of statutory and effective tax rates on non-recurring items[4]	2,647	(185)	280	2,742
Total income tax impacts[6]	(5,298)	36	79	(5,183)
Adjusting items, net of income taxes	26,255	36	1,023	27,314
Ongoing Earnings (Loss)	$30,566	$15,096	$(2,357)	$43,305

Three Months Ended March 31, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$18,536	$8,735	$(9,692)	$17,579
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	4,281	—	—	4,281
Pension expense related to previously disposed of gas distribution business2b	849	—	—	849
Merger related costs2c	203	216	6,670	7,089
Total adjustments before income tax effects	5,333	216	6,670	12,219
Income tax impact of above adjustments[1]	(1,354)	(46)	(1,694)	(3,094)
Income tax impact of non-deductible merger related costs[3]	—	22	540	562
Timing of statutory and effective tax rates on non-recurring items[5]	434	—	94	528
Total income tax impacts[6]	(920)	(24)	(1,060)	(2,004)
Adjusting items, net of income taxes	4,413	192	5,610	10,215
Ongoing Earnings (Loss)	$22,949	$8,927	$(4,082)	$27,794

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Decreases in "Gains (losses) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Other (deductions)"
[c] Increases in "Administrative and general"
[3] Increases in "Income Taxes"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 23.7% for PNMR, and the GAAP anticipated effective tax rates of 14.5% for PNM, 12.4% for TNMP, and 13.1% for PNMR, which will reverse by year end

[5] Income tax timing impacts resulting from differences between the statutory rate of 25.4% for PNM and the average expected statutory rate of 24.0% for PNMR, and the GAAP anticipated effective tax rates of 15.4% for PNM and 12.9% for PNMR, which will reverse by year end

[6] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended March 31, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$0.05	$0.18	$(0.04)	$0.19
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.26	—	—	0.26
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	0.03	—	—	0.03
Total Adjustments	0.30	—	0.01	0.31
Ongoing Earnings (Loss)	$0.35	$0.18	$(0.03)	$0.50
Average Diluted Shares Outstanding: 86,170,495

Three Months Ended March 31, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$0.22	$0.10	$(0.12)	$0.20
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.04	—	—	0.04
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	—	0.07	0.07
Total Adjustments	0.05	—	0.07	0.12
Ongoing Earnings (Loss)	$0.27	$0.10	$(0.05)	$0.32
Average Diluted Shares Outstanding: 86,054,703

PNM Resources, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Three Months Ended March 31,
	2022	2021
	(In thousands, except per share amounts)
Electric Operating Revenues:
Contracts with customers	$384,493	$346,585
Alternative revenue programs	(5,505)	(909)
Other electric operating revenue	65,130	19,031
Total electric operating revenues	444,118	364,707
Operating Expenses:
Cost of energy	168,414	115,396
Administrative and general	55,861	59,465
Energy production costs	33,566	36,896
Depreciation and amortization	75,764	69,874
Transmission and distribution costs	18,466	17,317
Taxes other than income taxes	23,979	22,593
Total operating expenses	376,050	321,541
Operating income	68,068	43,166
Other Income and Deductions:
Interest income	4,292	3,559
Gains (losses) on investment securities	(26,573)	968
Other income	4,330	4,252
Other (deductions)	(2,241)	(3,290)
Net other income and deductions	(20,192)	5,489
Interest Charges	26,220	25,884
Earnings before Income Taxes	21,656	22,771
Income Taxes	2,438	1,566
Net Earnings	19,218	21,205
(Earnings) Attributable to Valencia Non-controlling Interest	(3,095)	(3,494)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings Attributable to PNMR	$15,991	$17,579
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.19	$0.20
Diluted	$0.19	$0.20
Dividends Declared per Common Share	$0.3475	$0.3275